UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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EXXON MOBIL CORPORATION

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Exxon Mobil Corporation	James R. Chapman
22777 Springwoods Village Pkwy	Vice President, Treasurer and Investor Relations
Spring, TX 77389

May 2, 2025

Re: Supplemental Information Related to Item 3 — Advisory Vote to Approve Executive Compensation

Dear Investor,

The 2025 Proxy Statement outlines ExxonMobil’s executive compensation program and 2024 pay decisions. The Company’s leading results in 2024 demonstrate our ability to deliver on our commitments and outperform other integrated oil companies (IOCs) across the board.

The compensation program remains strong and aligns executives’ pay with the results of their decisions and returns of our shareholders over the long-term. The program is highly performance based; all pay outcomes are a direct result of Company and individual performance.

CEO Total Direct Compensation (TDC) is higher in 2024 versus 2023, reflective of a higher share price at grant. The majority of CEO TDC is delivered in performance shares (80%), which have uniquely long restriction periods, 50% vesting in 5 years and 50% in 10 years. Share grants are not adjusted to offset changes in share price, resulting in executives seeing a one-for-one change in compensation through share price, ensuring alignment with the experience of our shareholders over the long-term.

At time of filing the 2025 Proxy statement, 2024 data for compensation benchmark companies was not yet available. The charts below, included on page 61 of the Compensation Discussion & Analysis (CD&A), have been updated for the most recent 1- and 10-year time periods. This also updates all other references to ExxonMobil’s position versus compensation benchmark companies in the CD&A.

When considering scale and complexity of operations, ExxonMobil remains the largest across compensation benchmark companies, as illustrated on page 57 of the CD&A. That said, 10-year Realized and Unrealized Pay is at the 41st percentile, down from the 46th percentile in 2023. Combined 10-year Realized and Unrealized Pay normalizes for different award types and restriction periods. The relative position on 10-year Realized Pay further underscores the impact of long restriction periods, the longest across all industries.

Please read this supplemental information together with the more detailed information included in the CD&A, compensation tables, and narrative on pages 47 through 78 of ExxonMobil’s 2025 Proxy Statement before you cast your vote on Management Resolution Item 3 – Advisory Vote to Approve Executive Compensation.

10-YEAR REALIZED AND UNREALIZED PAY	10-YEAR REALIZED PAY

(2015 to 2024)
ExxonMobil
Compensation Benchmark Companies
41st
Percentile
1
2
3
4
5
6
7
XOM
9
10
11
12
13
(rank position)

(2015 to 2024)

ExxonMobil
Compensation Benchmark Companies
1
2
3
4
5
6
7
8
9
10
11
12
XOM
(rank position)

1-YEAR TOTAL DIRECT COMPENSATION	10-YEAR TOTAL DIRECT COMPENSATION

(2024)
ExxonMobil
Compensation Benchmark Companies
92nd
Percentile
1
XOM
3
4
5
6
7
8
9
10
11
12
13
(rank position)

(2024, 2014 to 2023)

2024
2014-2023 Range
1
XOM
3
4
5
6
7
8
9
10
11
12
13
(rank position by 2024 compensation)

Total Direct Compensation is compensation granted during the year, including salary, current year bonus, and the grant date fair value of equity awards. Realized Pay is compensation actually received by the CEO during the year, excluding any retirement distributions. Unrealized Pay represents the current value – not the grant date value used for reporting in the Summary Compensation Table – of outstanding unvested cash and stock-based incentive awards as well as the current market value of unexercised “in the money” stock options granted during the years 2015 through 2024. Award values are based on target levels of formula-based awards and fiscal year-end 2024 stock prices. See page 68 of the CD&A for more detailed definitions of realized and unrealized pay.

Sincerely,